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                                                                     EXHIBIT 4.3
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


      NUMBER                      COLLEGIATE PACIFIC INC.                       FOR THE PURCHASE OF
W                             COMMON STOCK PURCHASE WARRANT                          SHARES



                                                                                 CUSIP 194589 20 6
                                                                        SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT

is entitled to purchase from COLLEGIATE PACIFIC INC., a Delaware corporation (the "Company"), upon the surrender of this Warrant to the Company at the principal office in New York, New York of the Warrant Agent hereinafter mentioned (or of its successor as Warrant Agent), at any time on and after the date hereof, and before the close of business on May 26, 2005 (the "Expiration Date"), unless such date is extended by the Company as provided below, the number of fully paid and nonassessable shares of Common Stock, par value $.01 per share (the "Common Stock"), set forth above, evidenced by a certificate therefor, upon payment of $10.00 per share (the "Warrant Price") for the number of shares in respect of which this Warrant is exercised; provided, however, that under certain conditions set forth in the Warrant Agreement, the number of shares of Common Stock purchasable upon the exercise of this Warrant may be increased or reduced and the Warrant Price may be adjusted, or property other than shares of Common Stock may become purchasable pursuant to this Warrant. The Warrant Price shall be payable by cashier's check, in United States dollars, to the order of the Warrant Agent. No adjustment shall be made for any cash dividends on any shares of stock issuable upon exercise of this Warrant. The right of purchase represented by this Warrant is exercisable, at the election of the registered holder hereof, either as an entirety or from time to time for part only of the shares specified herein and, in the event that this Warrant is exercised in respect of less than all of such shares, a new Warrant for the remaining number of such shares will be issued on such surrender.

         The Warrant is issued under, and the rights represented hereby are subject to, the terms and provisions contained in a Warrant Agreement dated as of May 26, 2000, between the Company and Continental Stock Transfer & Trust Company, a New York corporation, or its successor, as Warrant Agent, to all terms and provisions of which the registered holder of this Warrant, by acceptance hereof, assents. Reference is hereby made to the Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holder hereof and the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of the Warrant Agreement are on file at the office of the Warrant Agent. The Company shall not, upon the exercise of this Warrant, issue fractions of shares, but shall make adjustment therefor in cash as provided in the Warrant Agreement.

         The Company may extend the Expiration Date hereof or any subsequent Expiration Date at any time by giving at least 10 days' written notice to extend the Expiration Date by first-class mail to the holders of record at such holder's address as it appears on the Warrant Register.

         This Warrant may be called for cancellation by the Company, at its option, at any time by giving at least 30 but not more than 90 days' written notice by first class mail to the holders of record at each such holder's address as it appears on the Warrant Register and by payment in cash or with Common Stock in an amount equal to $.10 per share of Common Stock purchasable upon the exercise hereof. The cancellation price is subject to adjustment based on adjustments to the Warrant Price. This Warrant may not be exercised after the close of business on the business day preceding the cancellation date.

         The Warrant is transferable at the principal office in New York, New York of the Warrant Agent (or its successor as Warrant Agent) by the registered holder hereof in person or by attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Warrant Agreement, and upon surrender of this Warrant. Upon any such transfer, a new Warrant, or new Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock will be issued to the transferee in exchange for this Warrant.

         This Warrant and similar Warrants when surrendered at the principal office in New York, New York, of the Warrant Agent (or its successor as Warrant Agent) by the registered holder in person or by attorney duly authorized in writing may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

         If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of the transfer books.

         This Warrant shall not be valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, Collegiate Pacific Inc. has caused to be printed hereon the facsimile signature of its Chief Executive Officer and the facsimile of its corporate seal attested by the facsimile signature of its Secretary.

                        COLLEGIATE PACIFIC INC.

By:  /s/  MICHAEL J. BLUMENFELD          ATTEST: /s/ WILLIAM R. ESTILL             [SEAL]   Date:
                                                                                       COUNTERSIGNED
           Chief Executive Officer                Secretary                            CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
                                                                                                                 As Warrant Agent
                                                                                       By:
                                                                                                             Authorized Signature
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                    TO BE EXECUTED UPON ELECTION TO EXERCISE
                   WARRANT AND PURCHASE SHARES OF COMMON STOCK

TO: COLLEGIATE PACIFIC INC.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -   as tenants in common                             UNIF GIFT MIN ACT-____________, Custodian for ___________
TEN ENT  -   as tenants by the entireties                                          (Cust)                     (Minor)
JT TEN   -   as joint tenants with right of survivorship                        under Uniform Gifts to Minors
             and not as tenants in common                                       Act __________
                                                                                      (State)


       Additional abbreviations may also be used, though not in the above list, as set forth in the Warrant Agreement.

         The undersigned holder of the within Warrant hereby (1) irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase hereunder __________ shares of Common Stock which the undersigned is entitled to purchase thereunder, (2) tenders the full payment therefor called for by the within Warrant, and (3) directs that the certificates for such shares be issued as set forth below:


Name
     ---------------------------------------------------------------------------

Address
        ------------------------------------------------------------------------

Taxpayer Identification Number
                              --------------------------------------------------

and be delivered to___________________________________at _______________________

and, if said number of shares shall not be all of the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be delivered to the undersigned at the address below:

Date:                             , 20
      ---------------------------     -----

Address:
        ------------------------------------------------------------------------

Signature:
           ---------------------------------------------------------------------

Note: The signature to the above Election to Purchase must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

           FORM OF ASSIGNMENT TO BE EXECUTED UPON TRANSFER OF WARRANT

         FOR VALUE RECEIVED_____________________________________________________
hereby sells, assigns, and transfers to

     PLEASE INSERT TAXPAYER IDENTIFICATION
             NUMBER OF ASSIGNEE
[_____________________________________________]_________ the within Warrant, together with all rights, title, and interest therein, and does hereby irrevocably constitute and appoint _____________________________________________
attorney to transfer such Warrant on the books on the warrant register of the within named Company, with full power of substitution.

         Date:                          , 20
              -------------------------     -----
         Signature:
                   -------------------------------------------------------------

Note: The signature to the above Assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.